Exhibit 99.1

KIDPIK Reports Third Quarter 2022 Results

NEW YORK — Kidpik Corp. (NASDAQ: PIK) (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the third quarter ended October 1, 2022.

Third Quarter 2022 Highlights:

●	Revenue, net: was $3.6 million, a year over year decrease of 34.8%
●	Gross margin: was 60.3%, a year over year increase of 210 basis points from 58.2% in the third quarter of 2021
●	Shipped items: were 358,000 items, compared to 559,000 shipped items in the third quarter of 2021
●	Average shipment keep rate: of 68.5%, compared to 68.8% in the third quarter of 2021
●	Net Loss: was $2.4 million or $0.32 loss per share
●	Adjusted EBITDA: was a loss of $2.1 million compared to a loss of $1.4 million in the third quarter of 2021 (see also “Non-GAAP Financial Measures”, below)

“Our third quarter results were, for the most part, consistent with our most recent earnings despite the increasingly challenging macro environment and the continued impact of changes in social media privacy policy on new customer acquisitions,” said Ezra Dabah, CEO, KIDPIK.

“In the face of a challenging consumer environment, we are taking actions to ensure the health of our company. We have substantially reduced purchases of new inventory and are focused on increasing sales from our current elevated inventory level which we believe will support our cash flow needs in the short term. We are focused on growing our member base through new and existing paid and unpaid channels. During the third quarter we have managed to level off and keep the number of active subscriber’s constant,” concluded Dabah.

Revenue by Subscription (For the 13 weeks ended October 1, 2022)

Active Subscriptions (recurring boxes): decreased by 40.6% to $2.3 million

New Subscriptions (first boxes): decreased by 35.2% to $0.6 million

Total Subscriptions: decreased by 39.6% to $2.9million or 78.9% of total revenue

Balance Sheet and Cash Flow

●	Cash at the end of the third quarter totaled $0.2 million compared to $8.4 million as of January 1, 2022.
●	Net cash used in operating activities for the 39 weeks ended October 1, 2022 was $7.0 million compared to $5.6 million of cash used in operating activities in the comparable period in 2021.

Earnings Call Information:

Today at 4:30pm ET, the company will host a live teleconference call that is accessible over the internet at the company’s website, https://investor.kidpik.com and additionally by dialing 1-844-825-9789 or 412-317-5180 for international callers. The conference ID is 10170361.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number 10170361. The replay will be available until August 23, 2022.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our history of losses, our ability to achieve profitability, our potential need for additional funding and the availability and terms of such funding; our ability to execute our growth strategy and scale our operations and risks associated with such growth, our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of the COVID-19 pandemic, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise, increased costs of raw materials, products and shipping costs due to inflation, disruptions at our warehouse facility and/or of our data or information services, issues affecting our shipping providers, and disruptions to the internet, any of which may have a material adverse effect on our operations; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information would decrease, which could harm our business and operating results; our ability to comply with the covenants of our loan and lending agreements and future loan covenants, and the fact that our lending facilities are secured by substantially all of our assets; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, our ability to comply with such new laws or regulations, changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Condensed Interim Statements of Operations

(Unaudited)

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenues, net	$3,633,467	$5,574,099	$11,734,132	$16,562,579

Cost of goods sold	1,442,258	2,327,335	4,649,552	6,659,012

Gross profit	2,191,209	3,246,764	7,084,580	9,903,567

Operating expenses
Shipping and handling	1,042,186	1,451,065	3,133,411	4,543,341
Payroll and related costs	1,191,515	1,023,241	4,137,495	2,953,993
General and administrative	2,366,283	2,169,283	5,850,066	6,318,183
Depreciation and amortization	7,670	5,226	19,989	21,355
Total operating expenses	4,607,654	4,648,815	13,140,961	13,836,872
Operating loss	(2,416,445)	(1,402,051)	(6,056,381)	(3,933,305)
Other expenses
Interest expense	21,885	229,657	51,485	584,466
Other (income) expense	-	(442,352)	(286,795)	(429,045)
Total other (income) expenses	21,885	(212,695)	(235,310)	155,421

Loss before provision for income taxes	(2,438,330)	(1,189,356)	(5,821,071)	(4,088,726)

Provision for income taxes	-	-	-	1,332

Net loss	$(2,438,330)	$(1,189,356)	$(5,821,071)	$(4,090,058)

Net loss per share attributable to common stockholders:
Basic	(0.32)	(0.22)	(0.76)	(0.77)
Diluted	(0.32)	(0.22)	(0.76)	(0.77)

Weighted average common shares outstanding:
Basic	7,688,194	5,500,187	7,653,790	5,300,308
Diluted	7,688,194	5,500,187	7,653,790	5,300,308

Kidpik Corp.

Condensed Interim Balance Sheets

	October 1, 2022	January 1, 2022
	(Unaudited)
Assets
Current assets
Cash	$216,552	$8,415,797
Restricted cash	4,618	4,703
Accounts receivable	229,341	342,274
Inventory	14,293,277	11,618,597
Prepaid expenses and other current assets	1,046,157	1,726,516
Total current assets	15,789,945	22,107,887

Leasehold improvements and equipment, net	69,882	46,968
Operating lease right-of-use assets	1,603,945	-
Total assets	$17,463,772	$22,154,855

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$2,057,194	$2,560,361
Accounts payable, related party	979,652	913,708
Accrued expenses and other current liabilities	509,418	800,972
Advance payable	-	932,155
Operating lease liabilities, current	492,443	-
Short-term debt, related party	2,050,000	2,200,000
Total current liabilities	6,088,707	7,407,196

Operating lease liabilities, net of current portion	1,127,101	-

Total liabilities	7,215,808	7,407,196

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of October 1, 2022 and January 1, 2022	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 7,688,194 and 7,617,834 shares are issued and outstanding as of October 1, 2022 and January 1, 2022, respectively	7,688	7,618
Additional paid-in capital	49,980,531	48,659,225
Accumulated deficit	(39,740,255)	(33,919,184)
Total stockholders’ equity	10,247,964	14,747,659
Total liabilities and stockholders’ equity	$17,463,772	$22,154,855

Kidpik Corp.

Condensed Interim Statements of Cash Flows

	39 Weeks Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities
Net loss	$(5,821,071)	$(4,090,058)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,989	21,355
Amortization of debt issuance costs	-	29,377
Forgiveness of loan payable	-	(442,352)
Equity-based compensation	1,355,068	-
Bad debt expense	456,388	614,239
Changes in operating assets and liabilities:
Accounts receivable	(343,455)	(666,864)
Inventory	(2,674,680)	(1,123,932)
Prepaid expenses and other current assets	680,359	(292,684)
Operating lease right-of-use assets and liabilities	15,599	-
Accounts payable	(503,167)	(123,612)
Accounts payable, related parties	65,944	619,227
Accrued expenses and other current liabilities	(291,554)	(182,064)
Net cash used in operating activities	(7,040,580)	(5,637,368)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(42,903)	-
Net cash used in investing activities	(42,903)	-

Cash flows from financing activities
Proceeds from issuance of long-term debt from related party	-	2,000,000
Proceeds from issuance of common stock	-	500,000
Cash used to settle net share equity awards	(33,692)	-
Net proceeds from line of credit	-	1,138,505
Net proceeds (repayments) from advance payable	(932,155)	367,712
Net proceeds (repayments) from loan payable related party	(150,000)	1,300,000
Net cash (used in) provided by financing activities	(1,115,847)	5,306,217
Net decrease in cash and restricted cash	(8,199,330)	(331,151)

Cash and restricted cash, beginning of period	8,420,500	685,296
Cash and restricted cash, end of period	$221,170	$354,145

Reconciliation of cash and restricted cash:
Cash	$216,552	$204,877
Restricted cash	4,618	149,268
	$221,170	$354,145
Supplemental disclosure of cash flow data:
Interest paid	$21,830	$500,905
Taxes paid	$-	$1,332
Supplemental disclosure of non-cash data:
Record right-of use asset and operating lease liabilities	$1,857,925	$-
Conversion of shareholder debt $	-	$2,000,000

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Subscription boxes	$2,867,930	$4,745,932	$9,326,331	$14,163,217
Amazon sales	468,835	568,948	1,577,412	1,893,814
Online website sales	296,702	259,219	830,389	505,548
Total revenue	$3,633,467	$5,574,099	$11,734,132	$16,562,579

Gross Margin

Gross profit is equal to our net sales (revenues, net) less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage.

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Gross margin	60.3%	58.2%	60.4%	59.8%

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Shipped Items	358	559	1,083	1,680

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021

Average Shipment Keep Rate	68.5%	68.8%	69.4%	68.5%

Revenue by Channel

	13 weeks ended October 1, 2022	13 weeks ended October 2, 2021	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$2,867,930	$4,745,933	$(1,878,003)	(39.6)%
Amazon sales	468,835	568,947	(100,112)	(17.6)%
Online website sales	296,702	259,219	37,483	14.5%
Total revenue	$3,633,467	$5,574,099	$(1,940,632)	(34.8)%

	39 weeks ended October 1, 2022	39 weeks ended October 2, 2021	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$9,326,331	$14,163,217	$(4,836,886)	(34.2)%
Amazon sales	1,577,412	1,893,814	(316,402)	(16.7)%
Online website sales	830,389	505,548	324,841	64.3%
Total revenue	$11,734,132	$16,562,579	$(4,828,447)	(29.2)%

Subscription Boxes Revenue

	13 weeks ended October 1, 2022	13 weeks ended October 2, 2021	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$2,297,212	$3,865,550	$(1,568,338)	(40.6)%
New subscriptions - first box	570,718	880,382	(309,664)	(35.2)%
Total subscription boxes revenue	$2,867,930	$4,745,932	$(1,878,002)	(39.6)%

	39 weeks ended October 1, 2022	39 weeks ended October 2, 2021	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$8,084,104	$11,474,502	$(3,390,398)	(29.5)%
New subscriptions - first box	1,242,227	2,688,715	(1,446,488)	(53.8)%
Total subscription boxes revenue	$9,326,331	$14,163,217	$(4,836,886)	(34.2)%

Revenue by Product Line

	13 weeks ended October 1, 2022	13 weeks ended October 2, 2021	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$2,692,466	$4,189,538	$(1,497,072)	(35.7)%
Boys’ apparel	758,733	1,111,509	(352,776)	(31.7)%
Toddlers’ apparel	182,268	273,052	(90,784)	(33.2)%
Total revenue	$3,633,467	$5,574,099	$(1,940,632)	(34.8)%

	39 weeks ended October 1, 2022	39 weeks ended October 2, 2021	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$8,712,027	$12,647,081	$(3,935,054)	(31.1)%
Boys’ apparel	2,448,178	3,341,419	(893,241)	(26.7)%
Toddlers’ apparel	573,927	574,079	(152)	-
Total revenue	$11,734,132	$16,562,579	$(4,828,447)	(29.2)%

Adjusted EBITDA

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 39 weeks ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net loss	$(2,438,330)	$(1,189,356)	$(5,821,071)	$(4,090,058)
Add (deduct)
Interest expense	21,885	229,657	51,485	584,466
Other (income)/expense	-	(442,352)	(286,795)	(429,045)
Provision for income taxes	-	-	-	1,332
Depreciation and amortization	7,670	5,226	19,989	21,355
Equity-based compensation	303,980	-	1,355,068	-

Adjusted EBITDA	$(2,104,795)	$(1,396,825)	$(4,681,324)	$(3,911,950)

See also “Non-GAAP Financial Measures”, above.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

Julianne Beffa

press@kidpik.com

(212) 399-2784